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                                                                      EXHIBIT 21


                     SUBSIDIARIES OF BUFFETS HOLDINGS, INC.




      Subsidiary                                 State of Incorporation
----------------------                          ------------------------
Buffets, Inc.                                           Minnesota

Buffets Leasing Company, LLC                            Minnesota

Distinctive Dining, Inc.                                Minnesota

HomeTown Buffet, Inc.                                   Minnesota

HomeTown Leasing Company, LLC                           Minnesota

OCB Leasing Company, LLC                                Minnesota

OCB Purchasing Co.                                      Minnesota

OCB Restaurant Co.                                      Minnesota

Restaurant Innovations, Inc.                            Minnesota

Tahoe Joe's, Inc.                                       Delaware

Tahoe Joe's Leasing Company, LLC                        Minnesota
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